EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Iteris, Inc., of our report, dated June 10, 2009, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of Iteris, Inc. for the year ended March 31, 2009.

/s/ McGladrey & Pullen, LLP

Irvine, California

October 30, 2009